Exhibit 10.3

OUTSIDE DIRECTOR

STOCK OPTION

Granted by

AJS BANCORP, INC.

under the

AJS BANCORP, INC.

2014 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2014 Equity Incentive Plan (the “Plan”) of AJS Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.                                  Name of Participant:

2.                                  Date of Grant:  May 28, 2014

3.                                       Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:

                (subject to adjustment pursuant to Section 10 hereof).  Notwithstanding the foregoing, the number Option awards granted to the Participant under the Plan is subject to the limitation set forth in Section 3.3(c) of the Plan.

•                  This is a Non-Qualified Option.

4.                                      Exercise price per share:  $

(subject to adjustment pursuant to Section 10 below)

5.                                    Expiration Date of Option:  May 27, 2024, subject to earlier expiration due to Termination of Service.

6.                                    Vesting Schedule.  Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein, provided, however that that vesting rate shall not exceed 20% per year, with the first installment vesting no earlier than one year after the date on which stockholders of the Company approved the Plan (which occurred on May 21, 2014).

The Options granted under this Agreement shall vest in five (5) equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or May 28, 2015, and succeeding installments on each anniversary thereafter, through May 28, 2019.  To the extent the Options awarded to me are not equally divisible by “5,” any excess Options shall vest on May 28, 2019.

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Sections 2.9 and 4.1 of the Plan (in the event of death or Disability or at the time of a Change in Control).

7.                                  Exercise Procedure.  Delivery of Notice of Exercise of Option.  This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

(i)                                      by tendering shares of Stock valued at Fair Market Value (as defined in Section 8.1(s) of the Plan) as of the day of exercise;

(ii)                                  by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

(iii)                               by a “net settlement” of the Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Option.

(iv)                              by personal, certified or cashier’s check;

(v)                                 by other property deemed acceptable by the Committee; or

(vi)                              by any combination thereof.

Such Notice of Exercise of Option shall be delivered to the Company at the following address:

AJS Bancorp, Inc.

14757 South Cicero Avenue

Midlothian, Illinois 60445

Attention:

8.                                      Delivery of Shares.

8.1                             Delivery of Shares.  Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.                                      Change in Control.

9.1                                At the time of a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.

9.2                              A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.                               Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.                               Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following provisions:

(i)                                     Death.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then vested, in the event of the Participant’s Termination of Service by reason of the Participant’s death.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)                                  Disability.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then vested, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)                               Retirement.  If the Participant’s Service terminates due to Retirement (as defined in Section 8.1(dd) of the Plan, this Option may thereafter be exercised, to the extent it was vested at the time of such termination, for the remaining term of the Option.  All unvested Options will be forfeited.

(iv)                              Termination for Cause.  If the Participant’s Service has been terminated for Cause, all Options that have not been exercised will expire and be forfeited.

(v)                                 Other Termination.  If the Participant’s Service terminates for any reason other than due to death, Disability, or Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.  All unvested Options will be forfeited.

12.                               Miscellaneous.

12.1                   No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2                   This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3                       In the discretion of the Committee, a non-qualified Option granted under the Plan may be transferable by the Participant, provided, however, that such transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.

12.4                       This Option will be governed by and construed in accordance with the laws of the State of Illinois.

12.5                       The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

12.6                      Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse tax consequence), the Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock.

12.7                      This Option is subject to the regulatory requirements set forth in Section 7.19 of the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

AJS BANCORP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2014 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Equity Incentive Plan.

PARTICIPANT

EXHIBIT A

 NOTICE OF EXERCISE OF OPTION
(BY OUTSIDE DIRECTOR)

I hereby exercise the stock option (the “Option”) granted to me by AJS Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the AJS Bancorp, Inc. 2014 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase                                      shares of common stock of the Company (“Common Stock”) for a purchase price of $                           per share.

I wish to pay the purchase price by (check one or more):

[Any payment to be delivered must accompany this Notice of Exercise of Option]

☐                                    Cash or personal, certified or cashier’s check in the sum of $              , in full/partial payment of the purchase price.

☐                                    Stock of the Company with a fair market value of $             in full/partial payment of the purchase price.*

☐                                    A “net settlement” of the Option whereby I direct the Company to withhold a sufficient number of shares to satisfy the purchase price.

☐                                    A check (personal, certified or cashier’s) in the sum of $               and stock of the Company with a fair market value of $            , in full payment of the purchase price.*

☐                                    Please sell              shares from my Option shares through a broker in full/partial payment of the purchase price.  If my broker requires additional forms in order to consummate this “broker cashless exercise,” I have included them with this election.

I understand that after this exercise,                          shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

☐ investment	☐ resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: , .
Participant’s signature

*                                         If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having been exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

EXHIBIT B

ACKNOWLEDGMENT OF RECEIPT OF SHARES

I hereby acknowledge the delivery to me by AJS Bancorp, Inc. (the “Company”) or its affiliate on                                                           , of stock certificates for                                          shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Stock Option Agreement and the AJS Bancorp, Inc. 2014 Equity Incentive Plan, as applicable, which shares were transferred to me on the Company’s stock record books on                                         .

Date:
Participant’s signature